Exhibit 10.78

SECOND AMENDMENT TO

THE 2003 AMENDED AND RESTATED EQUITY PARTICIPATION PLAN OF

SCPIE HOLDINGS INC.

THIS SECOND AMENDMENT TO THE 2003 AMENDED AND RESTATED EQUITY PARTICIPATION PLAN OF SCPIE HOLDINGS INC. (this “Second Amendment”), dated as of August 3, 2004, is made and adopted by SCPIE HOLDINGS INC., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the 2003 Plan (as defined below).

RECITALS

WHEREAS, the Company maintains The 2003 Amended and Restated Equity Participation Plan of SCPIE Holdings Inc, as amended by the First Amendment thereto dated as of February 26, 2004 (as amended to date, the “2003 Plan”);

WHEREAS, the Company desires to amend the 2003 Plan as set forth below;

WHEREAS, pursuant to Section 10.2 of the 2003 Plan, the 2003 Plan may be amended by the Board of Directors of the Company;

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the 2003 Plan as follows:

1. Section 1.16 is hereby amended to read as follows:

“1.16 Fair Market Value. “Fair Market Value” of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred; or (ii) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee (or the Board, in the case of Options, Restricted Stock, Deferred Stock or Dividend Equivalents granted to Independent Directors) acting in good faith.”

2. Section 1.17 is hereby amended to read as follows:

“1.17. Grantee. “Grantee” shall mean an Employee or Consultant granted a Performance Award, Dividend Equivalent, Stock Payment or Stock Appreciation Right, or an award of Deferred Stock, under this Plan, or an Independent Director granted a Dividend Equivalent, or an award of Deferred Stock, under this Plan.”

3. Section 1.34 is hereby amended to read as follows:

“1.34. Termination of Directorship. “Termination of Directorship” shall mean the time when an Optionee, Grantee or Restricted Stockholder who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.”

4. Section 7.1 is hereby amended to read as follows:

“7.1. Eligibilty. Subject to the Award Limit, one or more Performance Awards, Dividend Equivalents, awards of Deferred Stock, and/or Stock Payments may be granted to any Employee whom the Committee determines is a key Employee or any Consultant whom the Committee determines should receive such an award. In addition, subject to the Award Limit, one or more Dividend Equivalents or awards of Deferred Stock may be granted to any Independent Director whom the Committee determines should receive such an award.”

5. The first sentence of Section 7.3 is hereby amended to read as follows:

“Any key Employee, Independent Director or Consultant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option, Stock Appreciation Right, Deferred Stock or Performance Award is granted, and the date such Option, Stock Appreciation Right, Deferred Stock or Performance Award is exercised, vests or expires, as determined by the Committee.”

6. The first sentence of Section 7.5 is hereby amended to read as follows:

“Any key Employee, Independent Director or Consultant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. Deferred Stock may be granted in exchange for the surrender or cancellation of an Award previously granted.”

7. Section 7.9 is hereby amended to read as follows:

“7.9 Exercise Upon Termination. A Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is exercisable or payable only while the Grantee is an Employee, Independent Director or Consultant; provided, however, that the Committee in its sole and absolute discretion may provide that the Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment may be exercised or paid subsequent to a Termination of Employment following a “change of ownership or control” (within the meaning of Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company; provided, further, that the Committee in its sole and absolute discretion may provide that a Dividend Equivalent or award of Deferred Stock granted to an Independent Director may be exercised or paid subsequent to a Termination of Directorship; provided, further, that except with respect to Performance Awards granted pursuant to Section 7.12, the Committee in its sole and absolute discretion may provide that the Performance Awards may be exercised or paid following a Termination of Employment or a Termination of Consultancy without cause, or following a change in control of the Company, or because of the Grantee’s retirement, death or disability, or otherwise.”

8. The third sentence of Section 9.2 is hereby amended to read as follows:

“Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options, Restricted Stock, Deferred Stock and Dividend Equivalents granted to Independent Directors.”

9. In each instance in Sections 10.3, 10.5 and 10.7 where the parenthetical “(or the Board, in the case of Options or Restricted Stock granted to Independent Directors)” appears, such parenthetical shall be replaced with the following:

“(or the Board, in the case of Options, Restricted Stock, Deferred Stock or Dividend Equivalents granted to Independent Directors)”

10. This Second Amendment shall be and is hereby incorporated in and forms a part of the 2003 Plan.

11. All other terms and provisions of the 2003 Plan shall remain unchanged except as specifically modified herein.

12. The 2003 Plan, as amended by this Second Amendment, is hereby ratified and confirmed.

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of SCPIE Holdings Inc. on August 3, 2004.

By:	/s/ JOSEPH P. HENKES
Name:	Joseph P. Henkes
Title:	Secretary